UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2018

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02. Departure for Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2018, the board of directors (the “Board”) of Vistra Energy Corp. (the “Company”) approved and entered into an Amended and Restated Employment Agreement (the “Amendment”), dated May 1, 2018 (the “Effective Date”), by and between the Company and Curtis A. Morgan. Pursuant to the Amendment, Mr. Morgan’s employment agreement with the Company will be extended for an additional term that ends on May 1, 2022, and thereafter, the Amendment provides for automatic one-year extensions, unless either the Company or Mr. Morgan gives 60 days’ prior written notice electing not to extend the Amendment.

The foregoing summary highlights certain information contained in the Amendment. It does not contain all the information that may be important to you and is qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 1, 2018, at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), the Company’s stockholders approved the proposals listed below. The final voting results regarding each proposal are set forth in the following tables.

The Election of Directors

Proposal One – The Election of Directors if Merger Closed Prior to Annual Meeting. Given that the merger between the Company and Dynegy Inc. (the “Merger”) closed on April 9, 2018 (the “Closing Date”), and such Closing Date was prior to the 2018 Annual Meeting, Proposal One was the relevant proposal for the election of directors. Accordingly, Proposal Two, which would have only applied if the Closing Date was subsequent to the 2018 Annual Meeting, has no effect. Voting results for Proposal One were as follows:

Hilary E. Ackermann:

For	Abstain	Broker Nonvotes
372,910,965	204,850	11,428,661

Brian K. Ferraioli:

For	Abstain	Broker Nonvotes
345,702,675	27,413,140	11,428,661

Jeff D. Hunter:

For	Abstain	Broker Nonvotes
343,069,024	30,046,791	11,428,661

As a result, Hilary E. Ackermann, Brian K. Ferraioli, and Jeff D. Hunter were elected to the Board.

Proposal Three – Approval, on an Advisory Basis, of Named Executive Officer Compensation. Voting results were as follows:

For	Against	Abstain	Broker Nonvotes
370,638,138	2,424,970	52,707	11,428,661

As a result, the compensation of the named executive officers was approved on an advisory basis.

Proposal Four – Approval, on an Advisory Basis, of the Frequency of Future Advisory Votes on Named Executive Officer Compensation. Voting results were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Nonvotes
372,356,814	128,487	611,174	19,340	11,428,661

As a result, the frequency of one year for future advisory votes on named executive officer compensation was approved on an advisory basis.

Proposal Five – Ratification of the Selection of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Year Ended December 31, 2018. Voting results were as follows:

For	Against	Abstain
382,948,536	1,586,978	8,962

As a result, the Company’s selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibit is filed in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated May 1, 2018, between the Company and Curtis A. Morgan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: May 4, 2018	/s/ Stephanie Zapata Moore
	Name:	Stephanie Zapata Moore
	Title:	Executive Vice President and General Counsel